EXHIBIT 5


                              FULBRIGHT & JAWORSKI              HOUSTON
                                     L.L.P.                     WASHINGTON, D.C.
                   A Registered Limited Liability Partnership   AUSTIN
                                666 Fifth Avenue                SAN ANTONIO
                            New York, New York 10103            DALLAS
                                                                NEW YORK
telephone: 212/318-3000                                         LOS ANGELES
facsimile: 212/752-5958                                         LONDON
                                                                HONG KONG

                                           April 4, 1997


Alexion Pharmaceuticals, Inc.
25 Science Park
New Haven, Connecticut  06511

Dear Sirs:

       We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Alexion Pharmaceuticals, Inc. (the "Company"), relating to 1,800,000 shares of the Company's Common Stock, $.0001 par value per share (the "Shares"), to be issued under the Company's 1992 Stock Option Plan (the "Plan").

       As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Plan and that the Shares being registered pursuant to the Registration Statement, when issued and paid for under the Plan in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                           Very truly yours,

                                           /s/ Fulbright & Jaworski